EXHIBIT 21


                  CONSOLIDATED FREIGHTWAYS CORPORATION
                SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                           December 31, 1997

 The Company and its significant subsidiaries were:

                                                         State or
                                             Percent of  Province or
                                             Stock Owned Country of
Parent and Significant Subsidiaries          by Company  Incorporation

Consolidated Freightways Corporation                     Delaware

Significant Subsidiaries of Consolidated Freightways Corporation

Consolidated Freightways
   Corporation of Delaware                      100      Delaware
   Canadian Freightways, Limited                100      Alberta,
Canada
   Milne & Craighead Customs Brokers
     (Canada) Ltd.                              100      Canada
   Canadian Freightways Eastern Limited         100      Ontario,
Canada
   United Terminals LTD.                        100      Canada
   Blackfoot Logistics                          100      British
Columbia
   Consolidadora De Fletes Mexico               100      Mexico
Leland James Service Corporation                100      Delaware
Redwood Systems, Inc.                           100      Delaware
Redwood Systems Logistics de Mexico             100      Mexico
Redwood Systems Services de Mexico              100      Mexico